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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference to the Registration Statement (Form S-8) of Affymetrix, Inc. pertaining to the Affymetrix, Inc. 1998 Stock Incentive Plan, of our report dated January 29, 2001, except for Note 19, as to which the date is March 23, 2001, with respect to the consolidated financial statements of Affymetrix, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP Palo Alto, California April 18, 2001

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS